SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 22, 2003

CROSSROADS SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

000-30362

(Commission File Number)

Delaware	74-2846643

(State of Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

8300 North MoPac Expressway, Austin, Texas	78759

(Address of Principal Executive Offices)	(Zip Code)

(512) 349-0300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Table of Contents

Item 5. Other Events.
SIGNATURE

Item 5. Other Events.

On December 15, 2003, the Board of Directors of Crossroads Systems, Inc. (the “Registrant”) approved an amendment to the Registrant’s insider trading guidelines to permit its officers, directors and their affiliates to enter into written trading plans for systematic trading in the Registrant’s securities in compliance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The Registrant anticipates that, as permitted by Rule 10b5-1 and the Registrant’s insider trading guidelines, Brian R. Smith, the Registrant’s Chairman of the Board and co-founder, will enter into trading plans on or after December 23, 2003. The Registrant also expects that certain other directors and officers will enter into trading plans from time to time.

The individual plans would provide for the sale of the Registrant’s stock and/or exercise of options and sale of the underlying shares according to their individual formulas, which may include quantities, pricing points, dates and other variables permitted in accordance with the SEC rules. The plans will terminate at various dates, generally on dates which are one or two years after the dates of implementation. The individuals (and their affiliates) who have indicated their intent to enter into trading plans are under no obligation to do so. The identity and number of such persons is therefore subject to change.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS SYSTEMS, INC.

Dated: December 22, 2003	By:	/s/ Rob Sims

Rob Sims
President and Chief Executive Officer